UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2015
Date of Earliest Event Reported: March 26, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Amendment to Credit and Guaranty Agreement

On March 26, 2015, Vertex Energy, Inc. (the “Company”, “we” and “us”), Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”), and substantially all of our other subsidiaries (other than E-Source Holdings, LLC (“E-Source”), Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender (“Agent”), entered into a Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”). The Second Amendment amended that certain Credit and Guaranty Agreement entered into between the parties dated as of May 2, 2014 and amended by the First Amendment to Credit and Guaranty Agreement entered into on December 5, 2014 (the “First Amendment” and the Credit and Guaranty Agreement as amended and modified by the First Amendment and Second Amendment, the “Credit Agreement”). The Credit Agreement and the First Amendment are described in greater detail in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 6, 2014 and December 9, 2014, respectively.

As previously reported by the Company, various events of default had occurred and were continuing under the Credit Agreement and the parties entered into the Second Amendment to, among other things, provide for the waiver of the prior defaults and to restructure certain covenants and other financial requirements of the Credit Agreement and to allow for our entry into the MidCap Loan Agreement (defined and described below).

The amendments to the Credit Agreement effected by the Second Amendment include, but are not limited to:

•
Effecting various amendments to the Credit Agreement to substitute the name of MidCap Business Credit, LLC and the MidCap Loan Agreement (as described below) in place of Bank of America, NA (“BOA”), and the Company’s prior Credit Agreement with BOA.

•	Increasing the interest rate of certain outstanding loans made under the terms of the Credit Agreement by up to 2% per annum, based on the leverage ratio of debt to consolidated EBITDA of the Company.

•	Changing the calculation dates for certain fixed charge ratios required to be calculated pursuant to the terms of the Credit Agreement.

•	Changing how certain debt leverage ratios are calculated under the terms of the Credit Agreement.

•
Increasing the additional default interest payable upon the occurrence of an event of default under the Credit Agreement to 4% per annum (compared to 2% per annum for all other defaults) above the then applicable interest rate in the event we fail to make the Required Prepayment (as defined below).

•
Providing that no quarterly amortization payments would be due under the terms of the Credit Agreement for the quarters ended March 31, 2015 and June 30, 2015 (previously amortization payments of $800,000 per quarter were due for both such quarters).

•	Providing that we are not required to meet certain debt and leverage covenants for certain periods of fiscal 2015.

•
Requiring that we raise at least $9.1 million by June 30, 2015 through the sale of equity, and that we are required to pay such funds directly to the Lender as a mandatory pre-payment of the amounts outstanding under the Credit Agreement (the “Required Prepayment”).

•
Changing certain of the required prepayment terms of the Credit Agreement, which require us to prepay the amounts owed under the Credit Agreement in an amount equal to 100% of the extent total consolidated debt exceeds (x) total consolidated EBITDA (as calculated pursuant to the agreement) multiplied by (y) the maximum debt leverage ratios described in the Credit Agreement, provided that no prepayments in connection with such requirements are required to be made through December 31, 2015.

•
Reducing the amount of allowable additional borrowings we can make under other debt agreements and facilities to $7 million in aggregate (including not more than $6 million under the MidCap Loan Agreement through December 31, 2015).

•	Changing certain fixed charge, leverage ratios and consolidated EBITDA calculations, definitions, and requirements relating to covenants under the Credit Agreement.

•
Changing the required amount of cash on hand and available borrowings under the MidCap Loan Agreement.  We are required to have at least  (a) $750,000 after the date of the Second Amendment and prior to June 30, 2015, (b) $1.5 million at any time after June 30, 2015 and prior to December 31, 2015, (c) $2 million at any time after December 31, 2015 and prior to June 30, 2016, (d) $2.5 million at any time after June 30, 2016 and prior to December 31, 2016, and (e) $3 million at any time after December 31, 2016.

The Lender also waived all of the prior defaults which the Lender had provided the Company notice of previously (which were all of the known defaults that existed at the time of the parties’ entry into the Second Amendment) and the Company and its subsidiaries provided a release in favor of the Lender and its representatives and assigns. We also agreed to continue to pay the Agent a fee of $50,000 per year as an administration fee; and pay the Agent certain prepayment fees in the event we prepay amounts outstanding under the Credit Agreement prior to March 26, 2018, provided no prepayment fee is due in connection with the Required Payment or certain other mandatory prepayments required under the terms of the Credit Agreement, subject to certain exceptions.

As additional consideration for the Lender agreeing to the terms of the Second Amendment, we granted Goldman, Sachs & Co., an affiliate of the Lender (such initial holder and its assigns, if any, the “Holder”) a warrant to purchase 1,766,874 shares of our common stock which was evidenced by a Common Stock Purchase Warrant (the “Lender Warrant”). The Lender Warrant expires on March 26, 2022 and has an exercise price equal to the lower of (x) $3.395828553 per share; and (y) the lowest price per share at which we issue any common stock (or sets an exercise price for the purchase of common stock) between the date of our entry into the Lender Warrant and June 30, 2015. The Lender Warrant can be exercised by the Holder at any time after September 1, 2015, including pursuant to a cashless exercise. The Lender Warrant contains standard adjustment provisions in the event of stock splits, combinations, rights offerings, combinations and similar transactions. We are required to provide the Holder notice of certain corporate actions pursuant to the terms of the Lender Warrant. In the event that, prior to June 30, 2015, we prepay the amount owed under the Credit Agreement in an amount greater than $9.1 million (i.e., in an amount greater than the Required Payment) then the number of shares of common stock issuable upon exercise of the Lender Warrant is reduced by the pro rata amount by which the amount prepaid exceeds $9.1 million and is less than $15.1 million; provided that if, prior to June 30, 2015, we prepay at least $6 million in addition to the Required Payment (i.e., we prepay at least $15.1 million of the amount owed under the Credit Agreement by June 30, 2015) the Lender Warrant automatically terminates and the Holder has no rights under such Lender Warrant. The Lender Warrant includes piggy-back registration rights (subject to certain exceptions) beginning after September 1, 2015. Additionally, beginning September 1, 2015, the Holder (subject to the terms of the Lender Warrant) can demand that we register the shares of common stock issuable upon exercise of the Lender Warrant in the event the Holder is unable to rely on Rule 144 of the Securities Act of 1933, as amended, for the sale of the shares of common stock underlying the Lender Warrant, which demand rights require that we file and obtain effectiveness of the applicable registration statement within 90 days after such demand (or 120 days after such demand in the event of a “full review” by the Securities and Exchange Commission), provided that if we are unable to meet the deadlines above, we are required to pay to the Holder on the first business day after the 90- or 120-day period, as applicable, and each 30th day thereafter (pro rata for any period of less than 30 days) until the registration statement is effective, an amount of damages equal to one percent (1%) of the exercise price of the Lender Warrant multiplied by the aggregate of (i) the total number of shares of common stock then issuable upon exercise of the Lender Warrant; and (ii) any previously exercised shares not sold by the Holder (the “Warrant Damages”). In the event any registration statement is declared effective and thereafter the Board of Directors determines in good faith that the use of the registration statement should be suspended, and any suspension or suspensions exist for more than 30 days in a row or 45 days in any year, Warrant Damages are payable to the Holder on each 30th day thereafter (pro rata for any period of less than 30 days), provided that no suspension shall continue for more than 90 days without the prior written consent of the Holder. The Lender Warrant also included standard indemnification rights and requirements for us to continue filing reports with the SEC in order for the Holder to use Rule 144 of the Securities Act of 1933, as amended, for the sale of the shares of common stock issuable upon exercise of the Lender Warrant.

MidCap Loan Agreement

Effective March 27, 2015, the Company, Vertex Operating and all of the Company’s other subsidiaries other than E-Source and Golden State Lubricants Works, LLC “Golden State”, entered into a Loan and Security Agreement with MidCap Business Credit LLC (“MidCap” and the “MidCap Loan Agreement”). Pursuant to the MidCap Loan Agreement, MidCap agreed to loan us up to the lesser of (i) $7 million; and (ii) 85% of the amount of accounts receivable due to us which meet certain requirements set forth in the MidCap Loan Agreement (“Qualified Accounts”), plus the lesser of (y) $3 million and (z) 50% of the cost or market value, whichever is lower, of our raw material and finished goods which have not yet been sold, subject to the terms and conditions of the MidCap Loan Agreement (“Eligible Inventory”), minus any amount which MidCap may require from time to time in order to over secure amounts owed to MidCap under the MidCap Loan Agreement, as long as no event of default has occurred or is continuing under the terms of the MidCap Loan Agreement. The requirement of MidCap to make loans under the MidCap Loan Agreement is subject to certain standard conditions and requirements.

Notwithstanding the above, the parties agreed that until such time as (i) we raise funds sufficient to pay the Required Payment (defined above), or (ii) we enter into an amendment with the Lender to remove the requirement that we make the Required Payment, the advance rate against Qualified Accounts is reduced to 53% (compared to 85% after such date) and the advance rate against Eligible Inventory is reduced to 31% (compared to 50% after such date). Additionally, the advance rate against Qualified Accounts is reduced by 1% for each percentage point by which the following calculation, expressed as a percentage, exceeds 3%: (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items, divided by (b) gross sales (excluding non-recurring items), for any applicable period as determined by MidCap.

Effective on the closing date of the MidCap Loan Agreement, MidCap loaned us $500,000.

We are required to make immediate pre-payments of outstanding principal owed under the MidCap Note in the amount certain thresholds are exceeded as set forth in the MidCap Loan Agreement. We are also required to provide MidCap certain monthly reports and accountings.

We agreed to pay MidCap certain fees in connection with the MidCap Loan Agreement including (a) a non-refundable fee equal to 0.75% of the $7 million credit limit ($52,500), which was due upon our entry into the MidCap Loan Agreement, and is due on each anniversary thereafter; (b) reimbursement for MidCap’s audit fees incurred from time to time; a collateral monitoring charge of 0.20% of the greater of the average outstanding balance of the MidCap Note (as defined below) at the end of each month or $3 million; (c) a fee equal to 0.75% of the difference between the credit limit of $7 million and the greater of (i) the amount actually borrowed, and (ii) $3 million, as calculated in the MidCap Loan Agreement, payable monthly in arrears and added to the balance of the MidCap Note; and (d) a one-time placement fee equal to 0.50% of the $7 million credit limit which we paid upon our entry into the MidCap Loan Agreement.

The MidCap Loan Agreement contains customary representations, warranties, covenants for facilities of similar nature and size as the MidCap Loan Agreement, and requirements for the Company to indemnify MidCap for certain losses. The Credit Agreement also includes various covenants (positive and negative), binding the Company and its subsidiaries, including not permitting the availability for loans under the MidCap Loan Agreement to ever be less than 10% of the credit limit ($700,000); prohibiting us from creating liens on any collateral pledged under the MidCap Loan Agreement, subject to certain exceptions; and prohibiting us from paying any dividends on capital stock, advancing any money to any person, guarantying any debt, creating any indebtedness, and entering into any transactions with affiliates on terms more favorable than those of an arms-length third party transaction.

The MidCap Loan Agreement includes customary events of default for facilities of a similar nature and size as the MidCap Loan Agreement, including the occurrence of any event resulting in the principal amount of any indebtedness in excess of $250,000 from any lender other than MidCap to be accelerated or to provide the right of such lender to accelerate such date; the judgment against us in the amount of $250,000 which is not satisfied or appealed within 30 days; any event, transaction or occurrence as a result of which Benjamin P. Cowart is not for any reason actively engaged in the day-to-day management of the Company and its subsidiaries, unless (A) an interim successor reasonably acceptable to MidCap is appointed within 10 days, and (B) a permanent successor reasonably acceptable to MidCap is appointed within 60 days; a change of control of the Company occurs (as defined and described in the MidCap Loan Agreement); the occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of us or our subsidiaries; and if the Company, its subsidiaries or their senior officers is criminally indicted or convicted for (A) a felony committed in the conduct of our business, or (B) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material property or any collateral of the Company. Upon the occurrence of an event of default, MidCap can declare all amounts due to MidCap immediately due and payable, charge us default interest, which is equal to 3% per annum above the then applicable interest rate in effect, and MidCap can take action to enforce its security interests over the collateral provided for in the MidCap Loan Agreement.

The MidCap Loan Agreement continues in effect until the second anniversary of the parties’ entry into the Agreement, subject to right of the parties, subject to mutual agreement, to extend such rights and agreement, provided that we have the right to terminate the MidCap Loan Agreement at any time with 60 days prior written notice.  In the event we desire to terminate the MidCap Loan Agreement we are required to pay MidCap a termination fee of $70,000, subject to certain exceptions in the MidCap Loan Agreement.  We also have the right to terminate the agreement without providing 60 days’ prior notice as long as we pay MidCap the equivalent amount of interest which would have been due (as calculated in the MidCap Loan Agreement) for such 60 day period, along with the $70,000 termination fee. In the event the MidCap Loan Agreement is terminated by MidCap upon the occurrence of an event of default, we are required to pay MidCap a fee of $70,000 upon such termination.

We also entered into a Revolving Note (the “MidCap Note”) to evidence amounts borrowed from MidCap from time to time under the MidCap Loan Agreement. Interest on the MidCap Note accrues at a fluctuating rate equal to the aggregate of: (x) the prime rate then effect, and (y) 1.75% per annum, or at such other rate mutually agreed on from time to time by the parties, based upon the greater of (i) any balance owing under the MidCap Note at the close of each day; or (ii) a minimum assumed average daily loan balance of $3 million. Interest is payable in arrears, on the first day of each month that amounts are outstanding under the MidCap Note.

We and each of our subsidiaries subject to the MidCap Loan Agreement are jointly and severally liable for the repayment of amounts owed under the MidCap Note. Pursuant to the MidCap Loan Agreement, we granted MidCap a security interest in substantially all of our assets and provided MidCap junior mortgages on all real estate which we own, subject to the first priority mortgages of the Lender. Finally, MidCap and the Lender entered into an Intercreditor Agreement, which governs which of the lenders have first and second priority security interests over our assets which are pledged as collateral in order to secure repayment of the amounts owed pursuant to the Credit Agreement and MidCap Loan Agreement.

*****************

The foregoing descriptions of the Second Amendment, Lender Warrant, MidCap Loan Agreement MidCap Note and Intercreditor Agreement, do not purport to be complete and are qualified in their entirety by reference to the Second Amendment, Lender Warrant, MidCap Loan Agreement, MidCap Note and Intercreditor Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective on March 27, 2015, and in connection with our entry into the Second Amendment and MidCap Credit Agreement, described above under Item 1.01, we terminated the Amended and Restated Credit Agreement with BOA which we entered into in May 2014 and which was amended in December 2014 (the “Amended BOA Credit Agreement”). Pursuant to the terms of the Amended BOA Credit Agreement, BOA agreed to loan us up to $20 million. The BOA Credit Agreement was terminated in order to facilitate the entry by the Company into the MidCap Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the MidCap Loan Agreement and MidCap Note, which is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As described above in Item 1.01, we issued the Holder a Common Stock Purchase Warrant to purchase up to 1,766,874 shares of our common stock (the “Lender Warrant”). The Lender Warrant has an exercise price equal to the lower of (x) $3.395828553 per share and (y) the lowest price per share at which the Company issues any common stock (or sets an exercise price for the purchase of common stock in another security) between the date of our entry into the Lender Warrant and June 30, 2015, and expires on March 26, 2022. In the event that, prior to June 30, 2015, we prepay the amount owed under the Credit Agreement in an amount greater than $9.1 million (i.e., in an amount greater than the Required Payment defined above) then the number of shares of common stock issuable upon exercise of the Lender Warrant is automatically reduced by the pro rata amount by that the amount prepaid exceeds $9.1 million and is less than $15.1 million, provided that if we prepay the Credit Agreement in an amount equal to at least $6 million in addition to the Required Payment (i.e., we prepay at least $15.1 million of the amount owed under the Credit Agreement) the Lender Warrant automatically terminates and the Holder has no rights under such Lender Warrant (the “Cancellation Provisions”). In the event the Lender Warrant is exercised in full, and notwithstanding the Cancellation Provisions, upon the full exercise of the Lender Warrant, the maximum amount of underlying common stock that may be issued upon such exercise is 1,766,874 shares of common stock.

We claim an exemption from registration for the grant of the Lender Warrant described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing grant did not involve a public offering, the recipient was an “accredited investor”, the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*
Second Amendment to Credit and Guaranty Agreement dated March 26, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.2*	Common Stock Purchase Warrant to purchase 1,766,874 shares of common stock dated March 26, 2015, by Vertex Energy, Inc., in favor of Goldman, Sachs & Co.
10.3*#
Loan and Security Agreement between Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Acquisition Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Merger Sub, LLC, Cedar Marine Terminals, LP, Crossroad Carriers, L.P., H & H Oil, L. P., and Vertex Recovery, L.P., as borrower and MidCap Business Credit LLC, as lender, dated March 27, 2015

10.4*
Revolving Note by Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Acquisition Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Merger Sub, LLC, Cedar Marine Terminals, LP, Crossroad Carriers, L.P., H & H Oil, L. P., and Vertex Recovery, L.P. in favor of MidCap Business Credit LLC dated March 27, 2015, in the face amount of up to $7 million [provided that notwithstanding the face amount of such Revolving Note, the Revolving Note only evidences amounts borrowed under such security from time to time]

10.5*	Intercreditor Agreement dated March 26, 2015, by and between MidCap Business Credit LLC and Goldman Sachs Bank USA

* Filed herewith.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which will be submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been/or will be filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: March 31, 2015	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

Exhibit No.	Description

10.1*
Second Amendment to Credit and Guaranty Agreement dated March 26, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.2*	Common Stock Purchase Warrant to purchase 1,766,874 shares of common stock dated March 26, 2015, by Vertex Energy, Inc., in favor of Goldman, Sachs & Co.
10.3*#
Loan and Security Agreement between Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Acquisition Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Merger Sub, LLC, Cedar Marine Terminals, LP, Crossroad Carriers, L.P., H & H Oil, L. P., and Vertex Recovery, L.P., as borrower and MidCap Business Credit LLC, as lender, dated March 27, 2015

10.4*
Revolving Note by Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Acquisition Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Merger Sub, LLC, Cedar Marine Terminals, LP, Crossroad Carriers, L.P., H & H Oil, L. P., and Vertex Recovery, L.P. in favor of MidCap Business Credit LLC dated March 27, 2015, in the face amount of up to $7 million [provided that notwithstanding the face amount of such Revolving Note, the Revolving Note only evidences amounts borrowed under such security from time to time]

10.5*	Intercreditor Agreement dated March 26, 2015, by and between MidCap Business Credit LLC and Goldman Sachs Bank USA

* Filed herewith.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which will be submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been/or will be filed separately with the Commission.